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                           CERTIFICATE OF DESIGNATION

                                       OF

                        SERIES B NON-VOTING COMMON STOCK

                                       OF

                      FISHER SCIENTIFIC INTERNATIONAL INC.


                    -----------------------------------------

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

                    -----------------------------------------



                  FISHER SCIENTIFIC INTERNATIONAL INC., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in its Restated Certificate of Incorporation, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors (the "Board of Directors") has adopted the following resolution creating a new series of its Common Stock, par value $.01 per share (the "Common Stock"), designated as Series B Non-Voting Common Stock;

         RESOLVED, that a new series of the class of authorized Common Stock, par value $.01 per share, of the Corporation be hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

                  SERIES B NON-VOTING COMMON STOCK:

                  Section I. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series B Non-Voting Common Stock" and the number of shares constituting such series shall be 9,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; PROVIDED THAT no decrease shall reduce the number of shares of Series B Non-


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         Voting Common Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series B Non-Voting Common Stock.

                  Section II. VOTING RIGHTS; NON-VOTING COMMON STOCK. Except as set forth herein or as otherwise required by law, each outstanding share of Series B Non-Voting Common Stock shall not be entitled to vote on any matter on which the stockholders of the Corporation shall be entitled to vote, and shares of Series B Non-Voting Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters; PROVIDED THAT the holders of Series B Non-Voting Common Stock shall have the right to vote as a separate class on any merger or consolidation with or into another entity or entities, any recapitalization or reorganization, or any amendment, repeal or modification of any provision of the Certificate of Incorporation or this Certificate of Designation that adversely affects the powers, preferences or special rights of holders of the Series B Non-Voting Common Stock.

                  Section III. DIVIDENDS AND DISTRIBUTIONS. Any dividend or distribution on the Voting Common Stock, par value $.01 per share, of the Corporation (the "Voting Common Stock") also shall be payable on shares of the Series B Non-Voting Common Stock, share and share alike; PROVIDED THAT (i) in the case of dividends payable in shares of Voting Common Stock, or options, warrants or other rights to acquire shares of Voting Common Stock, holders of Series B Non-Voting Common Stock may elect to receive all or a portion of the securities so payable in shares of, or options, warrants or other rights to acquire, Voting Common Stock or Series B Non-Voting Common Stock or a combination thereof and (ii) if the dividends consist of other voting securities, the Corporation shall make available to each holder of Series B Non-Voting Common Stock, at such holder's request, dividends consisting of non-voting securities which are otherwise identical to the voting securities, and holders of Series B Non-Voting Common Stock may elect to receive all or a portion of the dividend in non-voting securities, voting securities or a combination thereof.

                  Section IV. LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision of the debts and other liabilities of the Corporation, the holders of shares of Series B Non-Voting Common


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         Stock shall be entitled to share pari passu with the holders of Voting
         Common Stock in the remaining net assets of the Corporation.

                  Section V. CONVERSION. Shares of Series B Non-Voting Common Stock may not be converted into shares of Voting Common Stock; PROVIDED, HOWEVER, that, (i) if at any time any holder of Series B Non-Voting Common Stock determines in good faith that in connection with the requirements applicable to "pooling of interest" accounting treatment, there is a material change in any applicable law or government rule, regulation, order, guideline or directive, or any material change in interpretation or administration thereof by any applicable authority, then shares of Series B Non-Voting Common Stock may be converted on a share-for-share basis into shares of Voting Common Stock at the sole discretion of the holders of Series B Non-Voting Common Stock, (ii) if at any time any holder of Series B Non-Voting Common Stock desires to transfer all or a portion of the shares of Series B Non-Voting Common Stock held by such holder, then such shares of Series B Non-Voting Common Stock may be converted on a share-for-share basis upon such transfer into shares of Voting Common Stock at the sole discretion of such holder, (iii) if the Corporation sells or issues Common Stock and by virtue of that sale or issuance, the percentage of Voting Common Stock held by a shareholder of Series B Non-Voting Common Stock is decreased, such holder of Series B Non-Voting Common Stock may then convert a portion of its Series B Non-Voting Common Stock on a share-for-share basis into Voting Common Stock such that the percentage of Voting Common Stock held by such holder after such conversion is equal to the greater of the percentage of Voting Common Stock held by such holder immediately after the effectiveness of the THL Exchange (defined below) and the date of the sale or issuance of Common Stock by the Corporation, (iv) if a holder of Series B Non-Voting Common Stock reasonably believes that a Conversion Event (defined below) will occur, such holder may, within 15 days of the Conversion Event, convert its Series B Non-Voting Common Stock on a share-for-share basis into Voting Common Stock, and provided that if such conversion immediately precedes the Conversion Event, such holder may be entitled to vote the recently converted shares on any matter pertaining to the Conversion Event and (v) if a transaction specified in either part (b) or part (c) of the definition of Conversion Event shall occur, a holder of Series B Non-Voting Common Stock may, upon such Conversion Event, convert its Series B Non-Voting Common Stock into Voting Common Stock on a share-for-share basis and cause the newly converted Voting Common Stock to be delivered to the acquiring person in such transaction.


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                  "THL Exchange" shall mean the exchange by Thomas H. Lee Equity
         Fund III, L.P. ("THL") and certain individuals and entities associated with THL of 9,000,000 shares of Voting Common Stock on a share-for-share basis for shares of Series B Non-Voting Stock as contemplated by an Exchange Agreement, dated as of March 29, 1999, among the Corporation, THL and certain individuals and entities associated with THL.

                  "Conversion Event" shall mean (a) any public offering or public sale of securities of the Corporation (including a public offering registered under the Securities Act of 1933 and a public sale pursuant to Rule 144 of the Regulations of the Securities and Exchange Commission), (b) any sale of securities of the Corporation to a person or group of persons, if, after such date, such person or group would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's Board of Directors or (c) a merger, consolidation or similar transaction involving the Corporation if, after such transaction, a person or group of persons would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving Corporation's Board of Directors.

                  Section VI. CONVERSION PROCEDURE. Each conversion of shares of Common Stock of the Corporation into shares of another class of Common Stock of the Corporation shall be effected by the surrender of the certificate or certificates representing the shares to be converted (the "Converting Shares") at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by written notice to the holders of Common Stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, stating that such holder desires to convert the Converting Shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of the class into which such shares may be converted (the "Converted Shares"). Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Converted Shares are to be issued and shall include instructions for the delivery thereof. The Corporation shall promptly notify each holder of Converting Shares of its receipt of such notice. Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates evidencing the Converted Shares issuable upon such conversion, and the Corporation will deliver to the converting holder a certificate (which shall contain such legends as were set forth on the surrendered certificate or


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         certificates) representing any shares which were represented by the certificate or certificates that were delivered to the Corporation in connection with such conversion, but which were not converted. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received by the Corporation, and at such time the rights of the holder of the Converting Shares as such holder shall cease and the person or persons in whose name or names the certificate or certificates for the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Converted Shares. Upon issuance of shares in accordance with this Section VI, such Converted Shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance). The Corporation shall not close its books against the transfer of shares of Common Stock in any manner which would interfere with the timely conversion of any shares of Common Stock.

                  Notwithstanding any provision of this Section VI to the contrary, each holder of Series B Non-Voting Common Stock shall be entitled to convert shares of Series B Non-Voting Common Stock in connection with any Conversion Event if such holder reasonably believes that such Conversion Event will be consummated, and a written request for conversion from any holder of Series B Non-Voting Common Stock to the Corporation stating such holder's reasonable belief that a Conversion Event shall occur, shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event. The Corporation will not cancel the shares of Series B Non-Voting Common Stock so converted before the 15th day following such Conversion Event and will reserve such shares until such 15th day for reissuance in compliance with the next sentence. If any shares of Series B Non-Voting Common Stock are converted into shares of Voting Common Stock in connection with a Conversion Event and such shares of Voting Common Stock are not actually distributed, disposed of or sold pursuant to such Conversion Event, such shares of Voting Common Stock shall be promptly offered to the Corporation in exchange for the same number of shares of Series B Non-Voting Common Stock.


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                  Section VII. STOCK SPLITS; ADJUSTMENTS. If the Corporation
         shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of Voting Common Stock, then the outstanding shares of Series B Non-Voting Common Stock shall be subdivided or combined, as the case may be, to the same extent, share and share alike.

                  In the case of any reorganization, reclassification or change of shares of Voting Common Stock (other than a change in par value or from par to no par value), or in the case of any consolidation of the Corporation with one or more corporations or a merger of the Corporation with another corporation (other than a consolidation or merger in which the Corporation is the resulting or surviving corporation and which does not result in any reclassification or change of outstanding shares of Voting Common Stock), each holder of a share of Series B Non-Voting Common Stock shall have the right to convert such share into the kind and amount of shares of stock (or other securities) receivable upon such reorganization, reclassification, change, consolidation or merger by a holder of the number of shares of Voting Common Stock into which such shares of Series B Non-Voting Common Stock might have been converted immediately prior to such reorganization, reclassification, change, consolidation or merger. A holder subject to this provision may elect to receive non-voting securities in lieu of voting securities upon conversion of its Series B Non-Voting Common Stock into the consideration receivable in any such transaction.

                  Section VIII. NO CHARGE. The issuance of certificates for shares of Series B Non-Voting Common Stock shall be made without charge to holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with the issuance of such shares.


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                  IN WITNESS WHEREOF, the Corporation has caused this
Certificate of Designation of Series B Non-Voting Common Stock to be duly executed by its Vice President, Secretary and General Counsel this 29th day of March, 1999.


                                    FISHER SCIENTIFIC INTERNATIONAL INC.


                                    By: /s/ Todd M. DuChene
                                        ----------------------------------------
                                        Name: Todd M. DuChene
                                        Title: Vice President, Secretary and
                                               General Counsel



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SCHEDULE I

CERTAIN NAMED INDIVIDUAL SHAREHOLDERS OF THL

David V. Harkins
The 1995 Harkins Gift Trust
Thomas. R. Shepherd Money Purchase Pension Plan (Keogh)
Scott A. Schoen
C. Hunter Boll
Scott M. Sperling
Sperling Family Limited Partnership
Anthony J. DiNovi
Thomas M. Hagerty
Warren C. Smith, Jr.
Seth W. Lawry
Joseph J. Incandela
Kent R. Weldon
Terrence M. Mullen
Todd M. Abbrecht
Wendy L. Masler
Andrew D. Flaster
First Trust Co. FBO Kristina A. Watts
Charles W. Robins
James Westra
Charles A. Brizius



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SCHEDULE II

THL INDIVIDUALS

Thomas H. Lee
Barbara F. Lee
George R. Taylor
Andrew T. Mulderry
Anj an Mukherjee
Jeffrey B. Kovach
Charles S. Woo
Paxman & Co. for Robert Schiff Lee 1988 Irrevocable Trust
Paxman & Co. for Stephen Zachary Lee 1988 Irrevocable Trust
THL Investment Management Corp.



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SCHEDULE III

INITIAL CLASSIFIED BOARD OF DIRECTORS

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CLASS I                  CLASS II                   CLASS III
TERM EXPIRING 1999       TERM EXPIRING 2000         TERM EXPIRING 2001
------------------       ------------------         ------------------

Mitchell Blutt           [DLJ Nominee]              Robert Day
David Harkins            Anthony J. DiNovi          Michael Dingman
Paul Meister             Paul Montrone              Kent Weldon
                         Scott Sperling

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